MERGER AGREEMENT

by and among

North Country Hospitality, Inc.,

Christopher Swartz,

and

Seaway Valley Capital Corporation

Dated as of April 1, 2008

MERGER AGREEMENT

Merger Agreement (the “Agreement”) dated as of April 1, 2008 by and among Seaway Valley Capital Corporation, a corporation formed under the laws of the State of Delaware (“SVCC”), North Country Hospitality Inc., a corporation formed under the laws of the State of Nevada (“North Country”) and Christopher Swartz, an individual residing in Watertown, New York (“Principal Shareholder”).   Each of SVCC North Country and the Principal Shareholder is referred to herein individually as a “Party,” and all are referred to collectively as the “Parties.”

PREAMBLE

WHEREAS, North Country owns and operates certain restaurants, hotels and other real and personal property assets;

WHEREAS, SVCC and North Country have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

WHEREAS, SVCC has proposed to acquire the business operations of North Country pursuant to a two-step transaction in which North Country will transfer its assets to a wholly-owned subsidiary (North Country Operating Corp.”), which shall assume responsibility for the liabilities of North Country, and North Country Operating Corp. will then become a wholly owned subsidiary of SVCC through the merger of North Country Operating Corp. with and into Seaway Valley Hospitality Corp., a Delaware corporation to be formed as a wholly-owned subsidiary of SVCC (the “Merger Sub”); and

WHEREAS, in the merger of North Country Operating Corp. into the Merger Sub (the “Merger”), all issued and outstanding shares of capital stock of North Country Operating Corp shall be cancelled and converted into the right to receive shares of Series D Convertible Preferred Stock of SVCC having a liquidation preference of Five Million, Two Hundred and Fifty Thousand Dollars ($5,250,000) (the “Merger Shares”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law” means any domestic or foreign law, statute, regulation, rule or ordinance applicable to the businesses of the Parties or the Merger.

“DGCL” means Delaware General Corporation Law.

“Knowledge” means, in the case of SVCC or North Country, a particular fact or other matter of which its Chief Executive Officer or Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Person” means any individual, corporation, limited liability company, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“Surviving Entity” shall mean Merger Sub as the surviving entity in the Merger as provided in Section 1.05.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I

THE MERGER

SECTION 1.01

ORGANIZATION OF SUBSIDIARIES

(a)  Merger Sub.  Prior to the Closing Date, SVCC shall organize Seaway Valley Hospitality Corp. (“Merger Sub”) as a Delaware corporation.  SVCC shall be the sole shareholder of Merger Sub.  Merger Sub shall not engage in any business nor acquire any assets or liabilities prior to the Closing Date.

(b)   North Country Operating Corp.  Prior to the Closing Date, North Country shall organize North Country Operating Corp. as a Delaware corporation.  North Country shall be the sole shareholder of North Country Operating Corp.

(c)    Assignment and Assumption Agreement.  Prior to the Closing Date, North Country and North Country Operating Corp. shall (i) enter into an Assignment and Assumption Agreement in the form annexed hereto as Appendix A, and (ii) shall effect the transfers of assets called for in the Assignment and Assumption Agreement.

SECTION 1.02

MERGER SHARES

Prior to the Closing Date, SVCC shall file with the Secretary of State a Certificate of Designation of Series D Convertible Preferred Stock, in the form annexed hereto as Appendix B.  The Certificate of Designations shall authorize the issuance of 1,050,000 shares of Series D Preferred Shares, each of which shall have a liquidation preference of Five Dollars ($5.00), and shall entitle the holder to convert the Series D shares into SVCC Common Stock with a market value (as defined in the Certificate of Designations, equal to $5.00.  The shares of Series D Convertible Preferred Stock are herein identified as the “Merger Shares.”

SECTION 1.03

STRUCTURE OF MERGER

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Applicable Law, at the Effective Time (as hereinafter defined), all North Country Operating Corp. Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares.  In connection therewith, the following terms shall apply:

(a)

Exchange Agent.   Robert Brantl, Esq., counsel to SVCC, shall act as the exchange agent (the “Exchange Agent”) solely for the purpose of exchanging North Country Operating Corp. Shares for the Merger Shares.   At or prior to the Closing, SVCC shall deliver to the Exchange Agent the Merger Shares.

(b)

Conversion of Securities.

(i)

Conversion of North Country Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of SVCC, North Country or the Merger Sub, or the holders of any of their respective securities:

(A)

Each of the issued and outstanding shares of common stock of North Country (the “North Country Operating Corp. Shares”) immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, that number of the Merger Shares as shall be determined by dividing 1,050,000 by the number of then issued and outstanding North Country Operating Corp. Shares.

(B)

All North Country Operating Corp. Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to Section 1.03(b)(i)(A) upon the surrender of such certificate in accordance with Section 1.08, without interest.

(ii)

Conversion of Merger Sub Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of North Country, SVCC, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity, and the Surviving Entity shall be a wholly owned subsidiary of SVCC.

SECTION 1.04

CLOSING.

The closing of the Merger (the “Closing”) will take place at the offices of SVCC within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as SVCC and North Country shall agree (the “Closing Date”), but in any event no later than April 1, 2008 unless extended by a written agreement of SVCC and North Country.

SECTION 1.05

MERGER; EFFECTIVE TIME.

At the Effective Time and subject to and upon the terms and conditions of this Agreement, North Country Operating Corp. shall, and North Country shall cause North Country Operating Corp.to, merge with and into Merger Sub in accordance with the provisions of the DGCL, the separate corporate existence of North Country Operating Corp. shall cease and Merger Sub shall continue as the Surviving Entity.  The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware a Certificate of Merger, executed in accordance with the provisions of the DGCL (the “Effective Time”).  The date on which the Effective Time occurs is referred to as the “Effective Date.”  Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger to be filed in Delaware as soon as practicable after the Closing.

SECTION 1.06

EFFECT OF THE MERGER.

The Merger shall have the effect set forth in Title 8, Section 259 of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of North Country Operating Corp. and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of North Country Operating Corp. and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.07

CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

Pursuant to the Merger:

(a)

The Certificate of Incorporation and Bylaws of the Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger, and the name of the Surviving Entity shall be North Country Hospitality Corp.

(b)

The directors and officers of North Country Operating Corp. immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.  Those officers and directors will be:

Thomas Scozzafava

-

Director

Christopher Swartz

-

Director, Chief Executive Officer

Gary Baker

-

Chief Operating Officer

Dan Patterson

-

Secretary

 SECTION 1.08

EXCHANGE OF CERTIFICATES.

(a)

Exchange of Certificates.  After the Effective Time, North Country shall be required to surrender all certificates for North Country Operating Corp. Shares to the Exchange Agent, and North Country shall be entitled upon such surrender to receive in exchange therefor certificates representing the Merger Shares.

(b)

Full Satisfaction of Rights; Appraisal Rights.  All Merger Shares for which the North Country Operating Corp. Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the North Country Operating Corp. Shares.  North Country hereby waives all appraisal rights that it may have by reason of the Merger.

(c)

Closing of Transfer Books.  On the Effective Date, the stock transfer book of North Country Operating Corp. shall be deemed to be closed and no transfer of North Country Operating Corp. Shares shall thereafter be recorded thereon.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SVCC

SVCC and Thomas Scozzafava hereby represent and warrant, jointly and severally, to North Country, as of the date of this Agreement, as of the Closing Date and as of the Effective Time, as follows:

SECTION 2.01

ORGANIZATION, STANDING AND POWER.

SVCC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.    Merger Sub will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to carry out the transactions contemplated by this Agreement.

SECTION 2.02

BUSINESS OF MERGER SUB

   Prior to and through the Effective Date, Merger Sub shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations. None of the warranties made herein with respect to the authority of SVCC to enter into this agreement and its compliance with the procedural requirements attendant thereto will be untrue with respect to Merger Sub as of the Closing Date.

SECTION 2.03

 CAPITALIZATION.

(a)

There are Two Billion, Five Hundred and Five Million (2,505,000,000) shares of capital stock of SVCC authorized, consisting of Two Billion, Five Hundred Million (2,500,000,000) shares of Common Stock,  par value $.0001 per share (the “SVCC Common Shares”) , One Hundred Thousand (100,000) shares of Series A (non-convertible) Preferred Stock, par value $.0001 per share, One Hundred Thousand (100,000) shares of Series B Convertible Preferred Stock, $.0001 per share, par value $.0001, One Million, Six Hundred Thousand (1,600,000) shares of Series C Convertible Preferred Stock, par value $.0001, and Three Million, Two Hundred Thousand (3,200,000) shares of Preferred Stock, par value $.0001 per share (“SVCC Preferred Shares”).  As of the date of this Agreement, there are 997,941,917 SVCC Common Shares, 100,000 Series B Preferred Shares, and 1,458,236 Series C Preferred Shares issued and outstanding.  The Series B Preferred Shares are entitled to cast 80% of the votes at any meeting of the SVCC shareholders.

(b)

No SVCC Common Shares or SVCC Preferred Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of SVCC Common or Preferred Shares except (i) as provided in this Agreement, (ii) as provided for in the instruments in favor of YA Global Investments, LP granting the right to convert certain debentures into shares of common stock, (iii) as provided for in the instruments in favor of Golden Gate Investors, Inc. granting the right to convert certain debentures into shares of common stock, and (iv) as provided to the holders of the Series B and Series C Preferred Stock.

(c)

All outstanding SVCC Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.  The Merger Shares issuable to North Country pursuant to the Merger will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.04

AUTHORITY FOR AGREEMENT.

The execution, delivery, and performance of this Agreement by SVCC have been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of SVCC, enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors’ rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by SVCC and Merger Sub will not violate any provision of Applicable Law and will not (a) violate any provision of Applicable Law, (b) conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, SVCC’s Certificate of Incorporation or Bylaws, or under any operating agreement of any subsidiary, in each case as amended, (c) conflict with, or result in a breach or violation or loss of any benefit under, any indenture, franchise agreement, service agreement, license agreement, lease, loan agreement or other agreement instrument to which SVCC or any subsidiary is a party or by which any of them  or any of their respective properties are bound or any decree, judgment, order, statute, rule or regulation applicable to SVCC or any subsidiary; (d) conflict with, or result in any violation of or default or loss of any benefit under, any permit, concession, grant, franchise, law, rule or regulation to which SVCC or any subsidiary is a party or to which any of its property is subject; or (iv) result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to SVCC or any subsidiary, its business or operations or any of its assets or properties.

SECTION 2.05

FINANCIAL CONDITION

The financial statements of SVCC and the additional information regarding the financial condition of SVCC contained in the Annual Report on Form 10-KSB filed by SVCC for the year ending on December 31, 2006, the Quarterly Report filed by SVCC for the quarter ended September 30, 2007, and the Current Report on Form 8-K dated October 23, 2007 (as subsequently amended),  the Current Report on Form 8-K dated November 7, 2007 (as subsequently amended), the Current Report on Form 8-K dated December 7, 2007, and the Current Report on Form 8-K dated January 4, 2008 (collectively, the “SVCC Filings”)  are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements and information contained in the SVCC Filings not misleading in any material respect.  The financial statements included in the SVCC Filings were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of SVCC as of the dates stated and the results of its operations for the periods presented.

SECTION 2.06

ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since September 30, 2007, except as reported in Current Reports on Form 8-K filed with the Securities and Exchange Commission, and except as contemplated by this Agreement:

(a)

there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of SVCC; and

(b)

SVCC has not (i) amended its Certificate of Incorporation;  (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee.

(c)

Neither SVCC nor any subsidiary has (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent SVCC balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold, transferred or otherwise disposed of, or pledged, mortgaged or encumbered in any way any of its assets or rights or any revenues derived therefore, other than sales of products and services in the ordinary course of business; (iv) canceled any material debts or claims;  (v) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party; (vi) adopted or amended any employee benefit plan, compensation commitment, severance agreement or employment contract (other than employment at-will arrangements that do not require severance or termination payments) to which any director, officer or employee of SVCC or any subsidiary is a party or a participant; (vii) accepted the resignation of or terminated the employment of any director, officer or employee of SVCC or any subsidiary; (viii) made any material change in any accounting principle or method or election for federal income tax purposes used by SVCC; (ix) acquired any assets or property or made any capital expenditures, additions or improvements or commitments for the same, except those which do not exceed $50,000 in the aggregate; or (x) agreed  to do any of the foregoing.

SECTION 2.07

GOVERNMENTAL AND THIRD PARTY CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with SVCC or Merger Sub, is required by or with respect to SVCC or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 2.08

LITIGATION

There are no legal actions, lawsuits, proceedings or investigations, administrative or judicial, pending or, to SVCC’s Knowledge, threatened, against or affecting SVCC or any subsidiary or against SVCC or any subsidiary’s Managers, Officers, or Directors that arose out of their operation of such company’s business.  Neither SVCC, any subsidiary,  nor any of SVCC’s or any subsidiary’s Managers, Officers or Directors are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on the business of SVCC or the subsidiary.   There is no action, suit or proceeding by SVCC or any subsidiary currently pending or that SVCC or any subsidiary intends to initiate.

SECTION 2.09

INTERESTED PARTY TRANSACTIONS

Except as set forth in Schedule 2.09, SVCC is not indebted to any officer or director of SVCC, and no such person is indebted to SVCC.

SECTION 2.10

COMPLIANCE WITH APPLICABLE LAWS.

SVCC’s and each subsidiary’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Neither SVCC nor any subsidiary is in violation of any law, ordinance or regulation of any other jurisdiction, the violation of which would be likely to have a Material Adverse Effect.

SECTION 2.11

TAX RETURNS AND PAYMENT

SVCC has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due.  There is no material claim for Taxes that is a Lien against the property of SVCC other than Liens for Taxes not yet due and payable, none of which is material.  SVCC has not received written notification of any audit of any Tax Return of SVCC being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by SVCC which is currently in effect, and SVCC is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced SVCC financial statements.

SECTION 2.12

INTELLECTUAL PROPERTY

(a)

All Patent Rights, Trademark Rights and copyright registrations or applications therefor that are now or were at any time in the past registered, issued or filed in the name of SVCC or any of its subsidiaries, alone or jointly with others, or that were assigned to SVCC or any subsidiary (the "SVCC Registered Intellectual Property”) is valid, enforceable and subsisting.  All issuance, renewal, maintenance and other payments that are or have become due with respect to the Registered Intellectual Property have been timely paid.

(b)

Each of SVCC and its subsidiaries owns or has the right to use all Intellectual Property that is used in its business as now conducted and as currently proposed to be conducted.  No Person has any ownership interest, royalty interest, security interest, license right or other interest in or to, or any Lien against, any SVCC Owned Intellectual Property.

(c)

To SVCC's Knowledge, SVCC's and each subsidiary’s business as now conducted, or as currently proposed to be conducted, does not infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any Person.  There are no complaints, claims and notices and threats thereof alleging any such infringement, violation or misappropriation.  No Person is infringing, violating or misappropriating any SVCC Owned Intellectual Property.

(d)

Neither SVCC nor any subsidiary has licensed, distributed or otherwise granted any rights to any Person with respect to any Intellectual.

(e)

With respect to SVCC Licensed Intellectual Property, the licenses or agreements granting SVCC or any subsidiary the right to use such Intellectual Property are in full force and effect on the date hereof and valid and enforceable by the licensee in accordance with their respective terms.

(f)

For purposes of this Agreement, the following terms shall have the following meanings:

"Intellectual Property" means the following subsisting throughout the world: (1) patents, patent applications, and registrations thereof (the "Patent Rights"); (2) registered or common law trademarks and service marks, trade dress, Internet domain names, logos, trade names and corporate names and all registrations and applications for registration of the foregoing (the "Trademark Rights"), and all goodwill in the foregoing; (3) copyrights, data and database rights and registrations and applications for registration thereof; (4) mask works and registrations and applications for registration thereof; (5) inventions, designs, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, and know-how;  (6) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions); and  (7) copies and tangible embodiments thereof.

"SVCC Intellectual Property" shall mean SVCC or subsidiary Owned Intellectual Property and SVCC or subsidiary Licensed Intellectual Property.

"SVCC Licensed Intellectual Property" shall mean all Intellectual Property that is licensed to SVCC or any subsidiary by third parties.

"SVCC Owned Intellectual Property" shall mean all Intellectual Property owned or purported to be owned by SVCC or any subsidiary, in whole or in part.

SECTION 2.13

EMPLOYEES AND EMPLOYEE MATTERS.

Each of SVCC and its subsidiaries has complied with all federal, state and local laws relating to the hiring of employees, consultants and advisors and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.  There are no collective bargaining agreements or other labor union or guild contracts governing the relationship between SVCC or any subsidiary and any of its employees.  Neither SVCC nor any subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees or upon any termination of the employment of any such employees.  Neither SVCC nor any subsidiary has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees.  No consent of any union (or any similar group or organization) is required in connection with the consummation of the transactions contemplated hereby.

Schedule 2.13 sets forth a list of the names of all of SVCC's and each subsidiary’s officers, directors and employees and the position and compensation of each such person.

SECTION 2.14

TITLE TO PROPERTY AND ASSETS.

 Schedule 2.14 contains a list of the real property owned by SVCC or any of its subsidiaries, including street address and block and lot.  Except as set forth on Schedule 2.14, SVCC and each Subsidiary has good and marketable title to all of its property and assets and owns such property and assets free and clear of any Liens, except for Liens reflected in the Financial Statements and, with respect to real property owned by SVCC or any subsidiary, except for encumbrances, defects, restrictions and reservations of record.  With respect to the property and assets it leases, SVCC or the subsidiary which is a party to each such lease is in compliance with such lease and holds a valid leasehold interest free and clear of any Lien.

SECTION 2.15

ENVIRONMENTAL AND SAFETY LAWS.

(a) Neither SVCC nor any subsidiary (each a “Company Owner”) has generated, used, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as defined below) in violation of any Environmental Laws (as defined below); (b) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance resulting from the conduct of the Company Owner or the use of any property or facility by the Company Owner or, to SVCC's Knowledge, any nearby or adjacent properties or facilities, that has created or could reasonably be expected to create any liability on the part of the Company Owner under the Environmental Laws or that would require reporting to or notification by the Company Owner to any local, state or federal governmental authority; and (c) any Hazardous Substance handled or dealt with in any way in connection with the business of any Company Owner, whether before or during such Company ownership, has been and is being handled or dealt with in all respects in compliance with the Environmental Laws in effect at the time such activities were being conducted.  "Environmental Laws" shall mean all laws, rules, regulations, statutes, ordinances, decrees or orders of any local, state or federal governmental authority relating to (i) the control of any potential pollutant or protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (iii) exposure to Hazardous Substances and includes, without limitation, final and binding requirements related to the foregoing imposed by (A) the terms and conditions of any license, permit, approval or other authorization by any local, state or federal governmental authority and (B) applicable judicial, administrative or other regulatory decrees, judgments and orders of any local, state or federal governmental authority.    "Hazardous Substances" shall mean any toxic or hazardous materials or substances, solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum wastes and spills or releases of petroleum products and any other chemical, pollutant, contaminant, substance or waste that is regulated by any local, state or federal governmental authority under any Environmental Law.

SECTION 2.16

SECURITY LISTING

SVCC is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all SVCC public filings required under the Exchange Act have been made.  The common stock of SVCC is listed for quotation on the OTC Bulletin Board.  To the Knowledge of SVCC, SVCC has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.17

FINDERS’ FEES

SVCC has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NORTH COUNTRY

North Country and the Principal Shareholder hereby represent and warrant, jointly and severally, to SVCC, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01

ORGANIZATION, STANDING AND POWER.

North Country is a publicly held corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.    North Country is duly qualified to transact business and is in good standing in the State of New York and in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect.

SECTION 3.02

SUBSIDIARIES.

 Schedule 3.02, attached hereto, sets forth the legal names and jurisdictions of existence of all Persons (collectively, the “Subsidiaries” or each individually a “Subsidiary”) in which North Country owns of record or beneficially, directly or indirectly, (i) any shares of capital stock, securities convertible into capital stock or any other equity interest or debt security of any corporation or (ii) any equity interest or debt security in any partnership, limited liability company, joint venture or other non-corporate Person or which North Country controls, directly or indirectly.  Each of the Subsidiaries is duly formed, validly existing and in good standing under the laws of the state of its existence, and has full corporate or other power and authority to conduct its business as presently conducted.  Each Subsidiary is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect.   North Country is the registered and beneficial owner of that percentage of the capital stock or other equity interest of each Subsidiary stated on Schedule 3.02; and North Country owns such stock or other equity interest free and clear of all Liens and restrictions whatsoever.   No Person has any right to acquire capital stock or other equity interests of any Subsidiary, whether by tender of consideration or otherwise.

SECTION 3.03

AUTHORITY FOR AGREEMENT.

The execution, delivery and performance of this Agreement by North Country have been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of North Country, enforceable against North Country in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.  The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by North Country will not (a) violate any provision of Applicable Law, (b) conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, North Country’s Certificate of Incorporation or Bylaws, or under any operating agreement of any Subsidiary, in each case as amended, (c) conflict with, or result in a breach or violation or loss of any benefit under, any indenture, franchise agreement, service agreement, license agreement, lease, loan agreement or other agreement instrument to which North Country or any Subsidiary is a party or by which any of them  or any of their respective properties are bound or any decree, judgment, order, statute, rule or regulation applicable to North Country or any Subsidiary; (d) conflict with, or result in any violation of or default or loss of any benefit under, any permit, concession, grant, franchise, law, rule or regulation to which North Country or any Subsidiary is a party or to which any of its property is subject; or (iv) result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to North Country or any Subsidiary, its business or operations or any of its assets or properties.

SECTION 3.04

GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including any manager or member of any limited liability company, any franchisor or lessor, or any other  party to any agreement with North Country or with any Subsidiary, is required by or with respect to North Country or such Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, (ii) the DGCL, or (iii) the Nevada Revised Statutes.

SECTION 3.05

FINANCIAL STATEMENTS

North Country has delivered to SVCC (a) its audited balance sheet as at October 31, 2006 and its audited statement of income and cash flows for the twelve months ending October 31, 2006, and (b) its audited balance sheet as at October 31, 2007 and its audited consolidated statement of income and cash flows for the twelve-month period ended on October 31, 2007 (collectively, the "Financial Statements").  The Financial Statements are complete and correct and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other except that the unaudited Financial Statements do not reflect all normal year-end adjustments.

SECTION 3.06.

CORPORATE RECORDS.

All of the books and records of North Country and each of the Subsidiaries including, without limitation, its or such Subsidiary’s books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation or formation.  All reports, returns and statements currently required to be filed by either North Country or any Subsidiary with any government agency with respect to the business and operations of North Country or such Subsidiary have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.  North Country has delivered to SVCC true, correct and complete copies of the Operating Agreement of each Subsidiary that is a limited liability company (each, an “LLC Operating Agreement”), and each such LLC Operating Agreement is legal, valid and binding and  in full force and effect.

SECTION 3.07

.

ABSENCE OF CERTAIN CHANGES OR EVENTS.

Since October 31, 2007, except as set forth in Schedule 3.07 here of and except as contemplated by this Agreement:

(a)

there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of North Country or any Subsidiary;

(b)

North Country has not amended its Certificate of Incorporation, and neither North Country nor any Subsidiary has  (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders (other than the payment of upstream dividends to North Country) or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c)

Neither North Country nor any Subsidiary has (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent North Country balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold, transferred or otherwise disposed of, or pledged, mortgaged or encumbered in any way any of its assets or rights or any revenues derived therefore, other than sales of products and services in the ordinary course of business; (iv) canceled any material debts or claims;  (v) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party; (vi) adopted or amended any employee benefit plan, compensation commitment, severance agreement or employment contract (other than employment at-will arrangements that do not require severance or termination payments) to which any director, officer or employee of North Country or any Subsidiary is a party or a participant; (vii) accepted the resignation of or terminated the employment of any director, officer or employee of North Country or any Subsidiary; (viii) made any material change in any accounting principle or method or election for federal income tax purposes used by North Country; (ix) acquired any assets or property or made any capital expenditures, additions or improvements or commitments for the same, except those which do not exceed $50,000 in the aggregate; or (x) agreed  to do any of the foregoing.

SECTION 3.08

TAXES.

Except where provided in Section 3.09 below, North Country and each Subsidiary has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of North Country or any Subsidiary other than Liens for Taxes not yet due and payable.  All Taxes due and owing by either North Country or any Subsidiary have been paid.  Neither North Country nor any Subsidiary is the beneficiary of any extension of time within which to file any tax return.  North Country and each Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

SECTION 3.09

PENDING ACTIONS.

Except three distinct situations discussed between the two principals, there are no legal actions, lawsuits, proceedings or investigations, administrative or judicial, pending or, to North Country’s Knowledge, threatened, against or affecting North Country or any Subsidiary or against North Country or any Subsidiary’s Managers, Officers, or Directors that arose out of their operation of such company’s business.  Neither North Country, any Subsidiary,  nor any of North Country’s or any Subsidiary’s Managers, Officers or Directors are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on the business of North Country or the Subsidiary.   There is no action, suit or proceeding by North Country or any Subsidiary currently pending or that North Country or any Subsidiary intends to initiate.

SECTION 3.10.

COMPLIANCE WITH LAWS.

North Country’s and each Subsidiary’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Neither North Country nor any Subsidiary is in violation of any law, ordinance or regulation of any other jurisdiction, the violation of which would be likely to have a Material Adverse Effect.

SECTION 3.11

INTELLECTUAL PROPERTY

(a)

Schedule 3.11 sets forth all Patent Rights, Trademark Rights (including names for beer and ale, even if not registered as trademarks) and copyright registrations or applications therefor that are now or were at any time in the past registered, issued or filed in the name of North Country or any Subsidiary, alone or jointly with others, or that were assigned to North Country or any Subsidiary (the "Registered Intellectual Property"), enumerating specifically the applicable filing or registration number, date of filing or issuance, name of all inventors, applicant(s), registrant(s) and/or assignee(s), as applicable, and status of any required issuance, renewal, maintenance or other payments.  All Registered Intellectual Property is valid, enforceable and subsisting.  All issuance, renewal, maintenance and other payments that are or have become due with respect to the Registered Intellectual Property have been timely paid.

(b)

Each of North Country and the Subsidiaries owns or has the right to use all Intellectual Property that is used in its business as now conducted and as currently proposed to be conducted.  No Person has any ownership interest, royalty interest, security interest, license right or other interest in or to, or any Lien against, any Company Owned Intellectual Property.  Schedule 3.11 identifies the location of each formula for beer or ale currently or within the past five (5) years used by any of the North Country subsidiaries.  Each such formula is owned by SVCC or one of its subsidiaries, free of Liens.

(c)

To North Country's Knowledge, North Country's and each Subsidiary’s business as now conducted, or as currently proposed to be conducted, does not infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any Person.  Schedule 3.11 sets forth all complaints, claims and notices and threats thereof alleging any such infringement, violation or misappropriation; and North Country has provided to SVCC complete and accurate copies of all written documentation relating to any such complaint, claim, notice or threat.  No Person is infringing, violating or misappropriating any Company Owned Intellectual Property.

(d)

Schedule 3.11 sets forth each license or other agreement pursuant to which North Country or any Subsidiary has licensed, distributed or otherwise granted any rights to any Person with respect to any

Intellectual Property and each agreement pursuant to which North Country or any Subsidiary has transferred or assigned ownership of any Intellectual Property.

(e)

Schedule 3.11 sets forth each item of Company Licensed Intellectual Property and the license or agreement pursuant to which North Country or any Subsidiary uses or has access to it (excluding off the shelf software programs licensed by North Country or any Subsidiary pursuant to "shrink wrap" licenses).  With respect to Company Licensed Intellectual Property, the licenses or agreements granting North Country or any Subsidiary the right to use such Intellectual Property are in full force and effect on the date hereof and valid and enforceable by the licensee in accordance with their respective terms.

(f)

Except as otherwise noted on Schedule 3.11, the Company Owned Intellectual Property includes the exclusive right to grant franchises in each and every one of the business enterprises conducted by SVCC and its Subsidiaries.

(g)

For purposes of this Agreement, the following terms shall have the following meanings:

"Intellectual Property" means the following subsisting throughout the world: (1) patents, patent applications, and registrations thereof (the "Patent Rights"); (2) registered or common law trademarks and service marks, trade dress, Internet domain names, logos, trade names and corporate names and all registrations and applications for registration of the foregoing (the "Trademark Rights"), and all goodwill in the foregoing; (3) copyrights, data and database rights and registrations and applications for registration thereof; (4) mask works and registrations and applications for registration thereof; (5) inventions, designs, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, and know-how;  (6) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions); and  (7) copies and tangible embodiments thereof.

"Company Intellectual Property" shall mean North Country or Subsidiary Owned Intellectual Property and North Country or Subsidiary Licensed Intellectual Property.

"Company Licensed Intellectual Property" shall mean all Intellectual Property that is licensed to North Country or any Subsidiary by third parties.

"Company Owned Intellectual Property" shall mean all Intellectual Property owned or purported to be owned by North Country or any Subsidiary, in whole or in part.

SECTION 3.12

EMPLOYEES AND EMPLOYEE MATTERS.

Each of North Country and the Subsidiaries has complied with all federal, state and local laws relating to the hiring of employees, consultants and advisors and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes.  There are no collective bargaining agreements or other labor union or guild contracts governing the relationship between North Country or any Subsidiary and any of its employees.  Neither North Country nor any Subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees or upon any termination of the employment of any such employees.  Neither North Country nor any Subsidiary has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees.  No consent of any union (or any similar group or organization) is required in connection with the consummation of the transactions contemplated hereby.

Schedule 3.12 sets forth a list of the names of all of North Country's and each Subsidiary’s officers, directors and employees and the position and compensation of each such person.

Schedule 3.12 sets forth a true, correct and complete list of all employment, severance, non-competition, deferred compensation and similar arrangements between each of North Country and the Subsidiaries and their respective officers, employees and consultants and all such arrangements with former officers, employees and consultants pursuant to which North Country or any Subsidiary is obligated to make any payments or provide any benefits.

Schedule 3.12 sets forth a true, correct and complete list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) and any other plan, program, arrangement or agreement with respect to which North Country or any Subsidiary is obligated to provides bonuses, incentive compensation, vacation pay, severance pay, insurance or any other perquisite or benefit to officers, employees or consultants of North Country or any Subsidiary.

North Country does not have knowledge that any officer, or that any group of employees, intends to terminate his, her or their employment with North Country or any Subsidiary, nor does North Country or any Subsidiary have a present intention to terminate the employment of any officer or group of employees.

SECTION 3.13

AGREEMENTS.

Except for this Agreement and except as set forth on Schedule 3.13:

(a)

There are no agreements, understandings or proposed transactions between North Country or any Subsidiary and any of their respective officers, directors, stockholders, employees, members, managers, or Affiliates (as defined below), or any Affiliate or Family Member (as defined below) thereof, other than oral agreements cancellable at will with North Country's or the Subsidiary’s officers, managers and employees (A) for payment of salary for services rendered and (B) for reimbursement of reasonable expenses incurred on behalf of the company.   " Affiliate " means, with respect to North Country or any Subsidiary or other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with North Country or such Subsidiary or other specified Person and shall also include, in the case of a specified Person who is an individual, any Family Member of such Person.   "Family Member " means, with respect to any individual, such individual's parents, spouse, and descendants (whether natural or adopted) and any trust or other vehicle formed for the benefit of any one or more of them.

(b)

There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees (whether oral or written) to which North Country or any Subsidiary (each, a “Company Party”) is a party or by which it or any of its assets is bound that may involve (A) obligations (contingent or otherwise) of, or payments by or to, the Company Party in excess of $20,000 (B) the issuance of equity securities of the Company Party or the Company Party’s  incurrence of indebtedness or the pledge or grant of any security interest or encumbrance on the Company Party’s assets, (C) restrictions on the development, provision or distribution of the Company Party’s products or services, (D) the manufacturing, production, assembling, marketing, development, testing or distribution of the Company Party’s products or services or supplying the Company Party with any products or services necessary for the development or manufacture of its products, (E) any employment, severance or consulting agreement, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase or similar plan or arrangement, (F) the grant or purchase of a franchise, (G) the disposition of a material portion of the Company Party’s assets or the acquisition of the business or securities or other ownership interests of another Person, (H) any agreement under which the Company Party is restricted from carrying on any line of business or carrying on any business in any geographic location, (I) any fees or payments to any Person (including any broker, investment bank or other finder) relating to any financing (public or private) or the sale of the enterprise value of the Company Party  (through merger, consolidation, asset transfer, equity transfer, license or otherwise), (J) any lease of real property, (K) the operation of any franchise, or (L) any other agreement that is material to the business, operations, prospects, assets or condition (financial or otherwise) of the Company Party (the "Company Contracts").

(c)

Schedule 3.13 contains a complete list of all Company Contracts.  With respect to each Company Contract: (A) such Company Contract is legal, valid, binding, enforceable and in full force and effect against the Company Party; (B) such Company Contract will continue to be legal, valid, binding, enforceable and in full force and effect (in each case, as against the Company Party and, to the Knowledge of North Country, each other party thereto) in accordance with its terms; (C) neither the Company Party nor, to the Knowledge of North Country, any other party thereto, is in breach or default in any material respect, and no event has occurred that with notice or lapse of time would constitute a material breach or default on the part of the Company Party or, to the knowledge of North Country, any other party thereto, or permit termination, modification or acceleration, under such Company Contract; (D) neither the Company Party nor, to the knowledge of North Country, any other party thereto has repudiated any provision of such Company Contract; and (E) a true and correct copy of such Company Contract has been provided to SVCC.  There are no negotiations pending or in progress to revise any material term of any Company Contract.

SECTION 3.14

PERMITS AND LICENSES

 Schedule 3.14 contains a complete list of all liquor licenses used in connection with the business of North Country or any of its Subsidiaries.  Each liquor license is held free of liens and encumbrances, except as disclosed on Schedule 3.14.  North Country and each Subsidiary has all franchises, permits and licenses necessary for the conduct of its business as now being conducted by it (including, without limitation, owning and leasing its property and assets). Neither North Country nor any Subsidiary is in default under any of such franchises, permits, licenses, or other similar authority and none of such franchises, permits, licenses, or other similar authority limit the full operation of North Country's or such Subsidiary’s business as presently conducted and to be conducted.

SECTION 3.15

TITLE TO PROPERTY AND ASSETS.

 Schedule 3.15 contains a list of the real property owned by North Country or any of its Subsidiaries, including street address and block and lot.  Except as set forth on Schedule 3.15, North Country and each Subsidiary has good and marketable title to all of its property and assets and owns such property and assets free and clear of any Liens, except for Liens reflected in the Financial Statements and, with respect to real property owned by North Country or any Subsidiary, except for encumbrances, defects, restrictions and reservations of record.  With respect to the property and assets it leases, North Country or the Subsidiary which is a party to each such lease is in compliance with such lease and holds a valid leasehold interest free and clear of any Lien.

SECTION 3.16

ENVIRONMENTAL AND SAFETY LAWS.

(a) Neither North Country nor any Subsidiary (each a “Company Owner”) has generated, used, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as defined below) in violation of any Environmental Laws (as defined below); (b) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance resulting from the conduct of the Company Owner or the use of any property or facility by the Company Owner or, to North Country's Knowledge, any nearby or adjacent properties or facilities, that has created or could reasonably be expected to create any liability on the part of the Company Owner under the Environmental Laws or that would require reporting to or notification by the Company Owner to any local, state or federal governmental authority; and (c) any Hazardous Substance handled or dealt with in any way in connection with the business of any Company Owner, whether before or during such Company ownership, has been and is being handled or dealt with in all respects in compliance with the Environmental Laws in effect at the time such activities were being conducted.  "Environmental Laws" shall mean all laws, rules, regulations, statutes, ordinances, decrees or orders of any local, state or federal governmental authority relating to (i) the control of any potential pollutant or protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (iii) exposure to Hazardous Substances and includes, without limitation, final and binding requirements related to the foregoing imposed by (A) the terms and conditions of any license, permit, approval or other authorization by any local, state or federal governmental authority and (B) applicable judicial, administrative or other regulatory decrees, judgments and orders of any local, state or federal governmental authority.    "Hazardous Substances" shall mean any toxic or hazardous materials or substances, solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials, radioactive materials, petroleum wastes and spills or releases of petroleum products and any other chemical, pollutant, contaminant, substance or waste that is regulated by any local, state or federal governmental authority under any Environmental Law.

SECTION 3.17

INSURANCE.

Schedule 3.17 sets forth a list of all policies or binders of fire, casualty, liability, product liability, clinical trial, worker's compensation, vehicular or other insurance held by North Country or any Subsidiary (specifying for each such insurance policy the insurer, the policy number or covering note number with respect to binders, and each pending claim thereunder and setting forth the aggregate amounts paid out under each such policy through the date hereof).  All such binders are in full force and effect.   Neither North Country nor any Subsidiary is in default with respect to any provision contained in any such policy or binder and neither has failed to give any notice or present any claim of which it has notice under any such policy or binder in a timely fashion.  Neither North Country nor any Subsidiary has received or given a notice of cancellation or nonrenewal with respect to any such policy or binder.  None of the applications for such policies or binders contain any material inaccuracy, and all premiums for such policies and binders have been paid when due.  There is no state of facts or the occurrence of any event that is reasonably likely to form the basis for any claim against it in an amount exceeding $20,000 not fully covered by such insurance policies, and neither North Country nor any Subsidiary has received written notice from any of its insurance carriers that any existing insurance coverage will not be available after the Closing on substantially the same terms as now in effect.

SECTION 3.18

SUPPLIERS.

No customer or supplier that was significant to North Country or any Subsidiary during calendar year 2007 has terminated, materially reduced or threatened to terminate or materially reduce its purchases from, or provision of products or services to, North Country or the Subsidiary, as the case may be.  Each of the material components, products and services used in and necessary for the conduct of North Country's and each Subsidiary’s business as now conducted and presently proposed to be conducted is either (a) subject to a legally binding and enforceable agreement with the supplier of such material component, product or service or (b) could be obtained through one or more alternate suppliers without material disruption to the business of North Country or the Subsidiary.

SECTION 3.19

DEBTS

Schedule 3.19 hereto sets forth (a) the aggregate liabilities of North Country and its subsidiaries as of the end of the most recent month, and (b) with respect to any creditor to whom more than $50,000 is owed, the identity of the creditor, the amount of liability, and a description of any written instrument governing the liability.

SECTION 3.20

BANKING

Schedule 3.20 hereto identifies each bank account maintained by SVCC or any of its subsidiaries, and states the cash balance as of a recent date.

SECTION 3.21

FINDERS’ FEES

North Country has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE IV

CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01

CONDUCT OF BUSINESS

Each of North Country and SVCC, for itself and on behalf of each of its subsidiaries, covenants and agrees that, during the period from the date of this Agreement until the Closing Date, it and each subsidiary shall, except as otherwise disclosed in this Agreement and other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of the other Party:

(a)

shall not amend its Certificate of Incorporation or Bylaws;

(b)

shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)

shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)

shall not sell, transfer, or otherwise dispose of any assets required for the operations of its or any Subsidiary’s business, except in the ordinary course of business consistent with past practices;

(e)

shall not create, incur, assume, or guarantee any indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any Lien on any of  its material assets;

(f)

shall not make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

(g)

shall not grant any severance or termination pay to any director, manager, officer or any other employee.

(h)

shall not declare or pay any dividends on or make any distribution of any kind with respect to its Shares or to any membership interest in any Subsidiary which is a limited liability company, except for distributions to the parent company; and

(i)

shall use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to its business, operations or assets where such violation would have a Material Adverse Effect.

SECTION 4.02

COVENANTS OF THE PARTIES

(a)

Tax-free Reorganization.  The Parties intend that the Merger qualify as a Tax-free “reorganization” under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as reorganization under such Section.  In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

(b)

Announcement.  Neither North Country nor SVCC shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation.  Upon execution of this Agreement, SVCC shall issue a press release, after approval thereof by North Country, and file a Current Report on Form 8-K reporting the execution of the Agreement.

(c)

Notification of Certain Matters.  North Country shall give prompt written notice to SVCC, and SVCC shall give prompt written notice to North Country, of:

(i)

The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

(ii)

Any material failure of North Country or the Principal Shareholder, on the one hand, or SVCC, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(d)

Reasonable Best Efforts.  Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i)

The preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

(ii)

The satisfaction of the Party's conditions precedent to Closing.

(e)

Access to Information

(i)

Inspection by North Country.  SVCC will, if requested, make available for inspection by North Country, during normal business hours and in a manner so as not to interfere with normal business operations, all of SVCC’s records (including tax records), books of account, premises, contracts and all other documents in SVCC’s possession or control that are reasonably requested by North Country to inspect and examine the business and affairs of SVCC.  SVCC will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of North Country concerning the business and affairs of SVCC.  North Country will treat and hold as confidential any information it receives from SVCC in the course of the reviews contemplated by this Section 4.03(f).  No examination by North Country will, however, constitute a waiver or relinquishment by North Country of its rights to rely on SVCC’s covenants, representations and warranties made herein or pursuant hereto.

(ii)

Inspection by SVCC.  North Country will, if requested, make available for inspection by SVCC, during normal business hours and in a manner so as not to interfere with normal business operations, all of North Country’s records (including tax records), books of account, premises, contracts and all other documents in North Country’s possession or control that are reasonably requested by SVCC to inspect and examine the business and affairs of North Country and the Subsidiaries.  North Country will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of SVCC concerning the business and affairs of North Country and the Subsidiaries.  SVCC will treat and hold as confidential any information it receives from North Country in the course of the reviews contemplated by this Section 4.03(f).  No examination by SVCC will, however, constitute a waiver or relinquishment by SVCC of its rights to rely on North Country’s covenants, representations and warranties made herein or pursuant hereto.

SECTION 4.03

SHAREHOLDER MEETING

North Country shall call a special meeting of its shareholders to be held as soon as practicable after the execution of this Merger Agreement for the purpose of voting to approve the Assignment and Assumption Agreement and the Merger. At the shareholders meeting, the Board of Directors of North Country shall recommend that shareholders vote in favor of the Merger, it being understood that the failure of the Board of Directors of North Country to make such recommendations shall not be deemed a breach of this Agreement if the Board of Directors of North Country determines, after consultation with and advice from counsel, that it cannot, consistent with its fiduciary duties, make such recommendations.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.01

CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both SVCC and North Country:

(a)

Consents, Approvals.  The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties’ respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of North Country in accordance with the applicable provisions of the Nevada Revised Statutes and its bylaws.

(c)

Share Exchange Agreement.  The transactions contemplated by the Share Exchange Agreement shall be effectuated simultaneous with the Closing under this Merger Agreement.

(d)

Absence of Certain Litigation.  No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

(e)

Appraisal Rights.  It shall not have occurred that the holders of more than three percent of the outstanding shares of North Country common stock shall have exercised appraisal rights in connection with the transactions contemplated by this Agreement.

(f)

Purchase and Sale of Certain Interests.  North Country, North Country Operating Corp., SVCC and the Principal Shareholder shall have entered into an agreement providing for the purchase by North Country Operating Corp. of membership interests owned by the Principal Shareholder in 1812 South, LLC, which interests shall constitute 8% of the outstanding membership interests therein and shall be transferred to North Country Operating Corp. free and clear of all Liens and rights of others, for a cash purchase price payable by SVCC in the amount of $75,000.00; and the closing of such purchase and sale shall be conditioned upon, and shall occur simultaneously with, the Closing of the transactions contemplated herein.

(g)

Employment Agreement.  SVCC and the Principal Shareholder shall have entered into an employment agreement in the form annexed hereto as Appendix C.

SECTION 5.02

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SVCC

The obligations of SVCC on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by SVCC:

(a)

Consents and Approvals.  North Country shall have obtained all material consents, including, without limitation, any material consents and waivers by North Country's lenders, lessors, franchisors, co-owners of membership interests in Subsidiaries, and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.  In addition, the holders of the debt instruments identified on Schedule 5.02(a) hereto shall have agreed to exchange the debt instruments issued by North Country for debt instruments issued by SVCC, effective on the Closing Date.

(b)

Assignment and Assumption Agreement.  The Assignment and Assumption Agreement shall be in full force and effect.  All of the transfers of assets contemplated by the Assignment and Assumption Agreement shall have been completed, and North Country shall have delivered to SVCC documentary evidence satisfactory to SVCC that North Country Operating Corp. has acquired full title to all of the assets of North Country owned on this date or hereafter acquired, except such as shall have been disposed of after this date in the ordinary course of business.

(c)

Representations and Warranties.  The representations and warranties by North Country in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.  The Chief Executive Officer of North Country shall have delivered a signed certification to SVCC, dated as of the Closing Date, attesting to the foregoing statement.

(d)

Performance.  North Country shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

(e)

Financial Statements.  North Country shall have delivered to SVCC the financial statements necessary for inclusion in the Current Report on Form 8-K required to be filed by SVCC to report the Merger, including financial statements of North Country for the year ended December 31, 2007 with an audit report provided by an independent accountant registered with the PCAOB.

(f)

Proceedings and Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SVCC and its counsel, and SVCC and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(g)

Certificate of Good Standing.  North Country shall have delivered to SVCC a certificate as to the good standing of North Country certified by the Secretary of State of the State of Nevada, and a certificate as to the good standing of each Subsidiary, including North Country Operating Corp., in its jurisdiction of existence, each on or within fourteen (14) business days prior to the Closing Date.

(h)

Material Changes.  Except as contemplated by this Agreement, since the date hereof, neither North Country nor any Subsidiary shall have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which North Country or any Subsidiary is a party which is reasonably likely to have a Material Adverse Effect on North Country or such Subsidiary.

(i)

Resignations.  On the Closing Date, all of the officers and members of the board of directors of North Country Operating Corp. and each Subsidiary, as well as the managers of each Subsidiary that is a limited liability company, shall tender their resignations as such officers, directors and managers, and the vacancies created shall be filled by persons designated by the Board of Directors of SVCC.

(j)

Name Change.  On the Closing Date, North Country shall file with the Secretary of State of Nevada articles of amendment of its articles of incorporation changing its corporate name to one which is substantially dissimilar to North Country Hospitality.

SECTION 5.03

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NORTH COUNTRY

The obligations of North Country on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by North Country:

(a)

Consents and Approvals.  Each of SVCC and the Merger Sub shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)

Representations and Warranties.  The representations and warranties by SVCC in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.  The Chief Executive Officer of SVCC shall have delivered a signed certification to North Country, dated as of the Closing Date, attesting to the foregoing statement

(c)

Performance.  SVCC and Merger Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

(d)

Proceedings and Documents.  All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to North Country and its counsel, and North Country and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(e)

Certificates of Good Standing.  SVCC shall have delivered to North Country  a certificate as to its good standing in the State of Delaware and as to the good standing of Merger Sub in the State of Delaware, in each case certified by the Secretary of State not more than fourteen (14) business days prior to the Closing Date.

(f)

Material Changes.  Except as contemplated by this Agreement, since the date hereof, neither SVCC nor the Merger Sub shall have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which SVCC or the Merger Sub is a party which is reasonably likely to have a Material Adverse Effect on SVCC or the Merger Sub.

(g)

Status of SVCC.  At the Effective Time of the Merger, SVCC shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act.

(h)

SVCC Indemnity.  SVCC shall have executed an undertaking, in form satisfactory to counsel for North Country, in which SVCC will agree to indemnify North Country and the Principal Shareholder against all loss or liability arising from debts and liabilities assumed by North Country Operating Corp. in the Assignment and Assumption Agreement (excluding, however, liabilities not disclosed to SVCC prior to the Closing Date in breach of any representation in this Agreement).

(i)

Board Representation.  SVCC shall have delivered to North Country certification of a resolution of the SVCC Board of Directors electing Christopher Swartz to serve as a member of the SVCC Board of Directors, effective on the Closing.

ARTICLE VI

TERMINATION

SECTION 6.01

TERMINATION.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

(a)

The mutual written consent of the Boards of Directors of SVCC and North Country;

(b)

Either SVCC, on the one hand, or North Country, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares as contemplated herein and such order, decree, ruling or other action shall have become final and non-appealable;

(c)

North Country, if the Board of Directors of North Country has received a proposal for an acquisition of North Country and determines that, consistent with its fiduciary duties to North Country, it cannot recommend the Merger to the shareholders of North Country.

(d)

SVCC, if North Country shall have breached in any material respect any of its  representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by SVCC to North Country;

(e)

North Country, if SVCC shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by North Country to SVCC; or

(f)

Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not be consummated by April 30, 2008, unless extended by written agreement of SVCC and North Country.

SECTION 6.02

EFFECT OF TERMINATION; REMEDY FOR BREACH.

(a)

If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of SVCC or North Country except as provided in Section 6.02(b), below, provided, however, that  (a) the provisions of Articles VII and VIII hereof shall survive the termination of this Agreement; and (b) termination shall not affect accrued rights or liabilities of any Party at the time of such termination.

(b)

If this Agreement is terminated under clause (c), (d) or (e) of Section 6.01, the breaching party (or, in the case of termination pursuant to Section 6.01(c), North Country) shall pay to the non-breaching party, in addition to any other damages incurred,  the aggregate of the expenses incurred by the non-breaching party in connection with the negotiation, preparation and execution of this Agreement and preparations for closing, including legal fees, accounting fees, and other disbursements.

ARTICLE VII

CONFIDENTIALITY

SECTION 7.01

CONFIDENTIALITY

SVCC, on the one hand, and North Country, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.02(f) hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01

INDEMNIFICATION BY SVCC

SVCC shall indemnify, defend and hold harmless each of North Country, each Subsidiary, and any affiliate of North Country, and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director, member, or manager of North Country, any subsidiary or affiliate thereof or an employee of North Country, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “North Country Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any  breach of this Agreement by SVCC or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing,  (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of SVCC or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or any liability assumed by North Country Operating Corp. in the Assignment and Assumption Agreement (excluding, however, liabilities not disclosed to SVCC prior to the Closing Date in breach of any representation in this Agreement).  Any North Country Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify SVCC in writing, but the failure to so notify shall not relieve SVCC from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice SVCC.  The remedies set forth in this Section 8.01 shall be limited by the provisions of Section 6.02(b), when applicable.

SECTION 8.02

INDEMNIFICATION BY NORTH COUNTRY

North Country and the Principal Shareholder shall, jointly and severally, indemnify, defend and hold harmless each of SVCC, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of SVCC, any subsidiary or affiliate thereof or an employee of SVCC, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “SVCC Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by North Country, any Subsidiary or affiliate of North Country, or by the Principal Shareholder, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or negligent act, omission or conduct of any officer, director, manager or agent of North Country or any Subsidiary or affiliate of North Country prior to the Closing, whether asserted or claimed prior to, at or after, the Closing.  Any SVCC Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify North Country in writing, but the failure to so notify shall not relieve North Country from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice North Country.  The remedies set forth in this Section 8.02 shall be limited by the provisions of Section 6.02(b), when applicable.

SECTION 8.03

LIMITATION ON ACTIONS

Notwithstanding the undertakings by the Parties in this Article VIII, no Party shall be entitled to commence any legal proceeding against another Party for indemnification or otherwise for damages, unless and until the aggregate claim by the Party reasonably exceeds One Hundred Thousand Dollars ($100,000), at which time the Party may take legal action for all damages and indemnifiable amounts.

SECTION 8.04

INDEMNIFICATION OF EXCHANGE AGENT

SVCC and North Country (for the purposes of this Section 8.03, the “Indemnitors”) agree to indemnify the Exchange Agent and his employees and agents (collectively, the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees, or any of them, may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees, or any one of them, arising out of or relating in any way to the Exchange Agent’s service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any of the Indemnitees.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01

EXPENSES

Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.02

APPLICABLE LAW

Except to the extent that the laws of the State of Delaware mandatorily apply to the transactions contemplated hereby, this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 9.03

NOTICES.

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)

If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

(b)

If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)

If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to North Country, to:

Christopher Swartz, President

North Country Hospitality, Inc.

24685 NYS Route 37

Watertown, NY 13601

Telephone:  315-778-8007

Facsimile:   315-788-8954

with a copy to (which shall not constitute notice):

If to SVCC, to:

Mr. Tom Scozzafava, President

Seaway Valley Capital Corporation

10-18 Park Street, 2nd Floor

Gouverneur, NY 13642

Telephone:  (315) 771-3034

Facsimile:    (315) 287-7529

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.

52 Mulligan Lane

Irvington, NY 10533

Telephone:  914-693-3026

Facsimile:   914-693-1807

Each Party may change its address by written notice in accordance with this Section.

SECTION 9.04

 ENTIRE AGREEMENT.

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter including the Letter of Intent made by North Country and SVCC dated December 3, 2007.

SECTION 9.05

ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law.  Subject to the immediately foregoing sentence of this Section 9.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs and representatives.

SECTION 9.06

COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.07

NO THIRD PARTY BENEFICIARIES.

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.08

RULES OF CONSTRUCTION.

The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

SECTION 9.09

REPAYMENT OF DEBT

North Country hereby assumes responsibility for repayment of the loan of $200,000 made by SVCC to the Principal Shareholder, the proceeds of which were contributed to North Country.  North Country covenants that it will repay the loan from the net proceeds of any sale of the Merger Shares prior to any other use of such funds.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

SEAWAY VALLEY CAPITAL CORPORATION

By:

/s/ Thomas W. Scozzafava

Name:

Thomas W. Scozzafava

Title:

President and Chief Executive Officer

/s/ Thomas W. Scozzafava

THOMAS W. SCOZZAFAVA, as to Article II only.

NORTH COUNTRY HOSPITALITY INC.

By:      /s/ Christopher Swartz

Name:  Christopher Swartz

Title:

President and Chief Executive Officer

/s/ Christopher Swartz

CHRISTOPHER SWARTZ, Principal Shareholder

APPENDIX A

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement) is made and entered into on April 1, 2008 by and between the following parties (each, a “Party” and collectively, the “Parties”):  North Country Hospitality, Inc., a Nevada corporation (the “Company”) and North Country Operating Corp., a Delaware corporation (the “Operating Corp.”), a wholly owned subsidiary of Seaway Valley Capital Corporation.

WHEREAS, the Company has entered into a Merger Agreement with Seaway Valley Capital Corporation (the “Merger Agreement”), which requires it to transfer all of its assets and liabilities to a wholly-owned subsidiary of the Company; and

WHEREAS, for that purpose, the Company has caused the Operating Corp. to be formed and organized as the Company’s wholly owned subsidiary; and

WHEREAS, the Company desires to transfer all of its assets to the Operating Corp. and to cause the Operating Corp. to assume all liabilities and obligations of the Company.

NOW, THEREFORE, it is agreed:

ARTICLE 1:  TRANSFER AND ASSIGNMENT OF ASSETS

On the terms and subject to the conditions herein expressed, the Company hereby sells, conveys, transfers, assigns, sets over and delivers to Operating Corp., and Operating Corp. assumes and accepts, all of the assets, rights and interests, tangible and intangible, of every kind, nature and description, now owned, possessed or operated by Company, wheresoever situate (collectively, the “Assets”), including without limitation the following:

1.1

Equity Interests.  All of the equity interests in the name of, or beneficially owned by, the Company, including, without limitation, (a) all capital stock issued by any corporate subsidiary of the Company, (b) any membership interest issued by any subsidiary of the Company that is a limited liability company or similar entity, (c) any partnership interest in any subsidiary of the Company that is a partnership or similar entity, and (d) any investment securities owned by the Company;

1.2

      Real Property.  All real property owned or leased by the Company (the “Premises”);.

1.3

      Machinery and Equipment.  All machinery, equipment, computers and computer hardware, office furniture and fixtures, and other fixed or tangible assets;

1.4

      Inventories.  All inventories, including without limitation merchandise, materials, component parts, production and office supplies, stationery and other imprinted material, promotional materials, and business records;

1.5

Licenses and Permits.  All licenses, permits and authorizations used by the Company to own and operate all of the Assets , to carry on its business and to occupy the Premises for the purpose of conducing business thereon;

1

1.6

 Intangible Property.  All intangible assets of Company which are transferable including, but not limited to, customer and supplier lists, privileges, permits, licenses, software and software licenses, certificates, commitments, goodwill, registered and unregistered patents, trademarks, service marks and trade names, and applications for registration thereof and  the goodwill associated therewith, franchise rights, and the right to receive mail related to the Assets which is addressed to the Company;

1.7

Cash and Accounts Receivable.  All accounts receivable, deposit accounts, cash and cash equivalents and securities owned by the Company;

1.8

Contract Rights.  All rights and benefits of or in favor of Company resulting or arising from any contracts, franchise arrangements, purchase orders, sales orders, forward commitments for goods or services, leases (including security deposits held by the landlord pursuant to the lease of the Premises), franchise or license agreements, beneficial interests in covenants not to compete or confidentiality covenants, the rights of Company related to any other agreements whatsoever which arise out of the operation of its business; and

1.9

Claims. Claims made in lawsuits and other proceedings filed by the Company, judgments and settlements in the Company’s favor, rights to refunds, including rights to and claims for federal and state income and franchise tax refunds and refunds of other taxes paid based upon or measured by the income of the Business prior to the Closing, and insurance policies and rights accrued thereunder.

ARTICLE 2:  ASSUMPTION OF LIABILITIES

2.1

Scope of Liabilities Assumed.   Upon the Closing Date specified in the Merger Agreement, Seaway Valley Capital Corporation shall assume, pay, perform or discharge any and all debts, liabilities or obligations of any nature of Company, whether contingent or fixed and whether known or unknown, arising from the ownership or operation of the Assets and the occupation of the Premises which have accrued as of the date hereof, and Seaway Valley Capital Corporation shall promptly provide for payment, performance and discharge of the same in accordance with their terms.

ARTICLE 3:  COLLECTION OF ACCOUNTS RECEIVABLE

3.1

Right to Collect.  Following the closing, Operating Corp. shall have the right to collect the accounts receivables of the Company and to settle, compromise, sue for collection, or take any action whatsoever with respect to the receivables.   Company shall cooperate with Operating Corp. in notifying customers as to any payment instructions or change of address that Operating Corp. may wish to communicate to the customers.  In the event Company receives payment of any receivable transferred to the Operating Corp., it shall promptly endorse such payment and deliver it over to the Operating Corp.

ARTICLE 4:  THE CLOSING

4.1

The Closing.  The closing of the transactions contemplated in this Agreement (“Closing”) shall take place simultaneously with the closing of the transactions contemplated under the Merger Agreement.    The effective time of closing is referred to herein as the “Time of Closing.”

4.2

Deliveries by Company.  At or prior to the Closing, the Company shall deliver to Operating Corp., in addition to all other items specified elsewhere in this Agreement, the following:

2

(a)

Such instruments of sale, conveyance, transfer, assignment, endorsement, direction or authorization as will be required or as may be desirable to vest in Operating Corp., its successors and assigns, all right, title and interest in and to the Assets, subject to any and all mortgages, pledges, liens, encumbrances, equities, charges, conditional sale or other title retention agreements, assessments, covenants, restrictions, reservations, commitments, obligations, or other burdens or encumbrances of any nature whatsoever that exist at the Time of Closing;

(b)

All of the files, documents, papers, agreements, books of account and records pertaining to the Assets;

(c)

Actual possession and operating control of the Assets;  and

(d)

To the extent required, the consents of third parties to the assignment and transfer of any of the Assets.

4.3

Deliveries by Operating Corp..  At Closing, the Operating Corp. shall deliver to the Company, any  instruments, in addition to this Agreement, as the Company deems necessary or desirable fully to secure the assumption by the Operating Corp., its successors and assigns, of all liabilities and obligations of the Company, as described Section 2.1 hereof.

ARTICLE 5:  COVENANTS ON AND SUBSEQUENT TO THE CLOSING DATE

On and after the Closing Date, Operating Corp. and the Company (as the case may be) covenant as follows:

5.1

Pay Creditors.  Following the Closing, Operating Corp. shall pay all payables and other obligations of Company assumed hereunder by the Operating Corp., as such obligations become due in the ordinary course of business.

5.2

Lawsuits.  Without limiting the generality of Section 2.01, following the Closing, the Operating Corp. shall continue the defense of any and all lawsuits or other claims filed or threatened against the Company.

5.3

Insurance Policies.  Operating Corp. shall name the Company as an additional insured on all insurance policies transferred by the Company or any other insurance policies covering the period prior to the Time of Closing.

5.4

Execution of Further Documents.   Upon the request of either party, the other party shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, assumptions, undertakings, transfers, conveyances, title certificates, powers of attorney and assurances as may be required , in the case of Operating Corp., to convey and transfer to, and vest in, Operating Corp. all of Company’s right, title and interest in the Assets, and in the case of the Company, to secure the assumption of the Company’s obligations and liabilities arising as of the Time of Closing.

3

ARTICLE 6.    INDEMNIFICATION

6.1

Indemnification by Company.  From and after the Closing, the Company shall indemnify and save Operating Corp., its officers and directors, and their respective successors, assigns, heirs and legal representatives (“Operating Corp. Indemnitees”) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, without limitation, actual attorneys’ fees and other costs and expenses incident to proceedings or investigations or the defense or settlement of any claim incurred by or asserted against any Operating Corp. Indemnitee due to or resulting from a violation or default by Company with respect to any of Company’s covenants, obligations or agreements hereunder or  any losses or expenses incurred in connection with, or payments by Operating Corp. of, any debts, obligations or liabilities of Company arising after the Time of  Closing.

6.2

Indemnification by Operating Corp.  From and after the Closing, the Operating Corp. shall indemnify and save Company, its officers and directors, and their respective successors, assigns, heirs and legal representatives (“Company Indemnitees”) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, without limitation, actual attorneys’ fees and other costs and expenses incident to proceedings or investigations or the defense or settlement of any claim, incurred by or asserted against any Company Indemnitee due to or resulting from a violation or default by Operating Corp. with respect to any of Operating Corp.’s covenants, obligations or agreements hereunder and any losses or expenses incurred in connection with, or payments by Company of the debts, liabilities and obligations assumed by the Operating Corp. hereunder or the debts, liabilities and obligations of, the Operating Corp. arising after the Time of Closing.

6.3

Indemnification Procedures.

(a)

The party seeking indemnification (“Indemnified Party”) shall give the indemnifying party (“Indemnifying Party”) notice (a “Claim Notice”) of its indemnification claim which notice shall (i) be in writing, (ii) include the basis for the indemnification, and (iii) include the amount Indemnified Party believes is the amount to be indemnified, if reasonably possible.

(b)

 Indemnifying Party shall be deemed to accept Indemnified Party’s claim unless, within twenty (20) business days after receipt of any Claim Notice, Indemnifying Party delivers to Indemnified Party notice of non-acceptance of the indemnification claim, which must (a) be in writing and (b) include the basis for the disagreement.

(c)

 The parties shall attempt in good faith to resolve any issues concerning liability and the amount of such claim and no legal action shall be commenced with respect to any such issues until thirty (30) days after delivery of the notice of non-acceptance pursuant to Section 6.3(b).

ARTICLE 7:  MISCELLANEOUS

7.1

  Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors, assignees, heirs and legal representatives.

7.2

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4

7.3

Amendment, Modification and Waiver.    Any Party hereto may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any Party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition.  Each amendment, modification, supplement or waiver shall be in writing and signed by the Party or Parties to be charged.

7.4

Entire Agreement.  This Agreement and the exhibits, schedules and other documents expressly provided hereunder or delivered herewith represent the entire understanding of the parties.

Each Party may change its address by written notice in accordance with this Section.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on April 1, 2008.

North Country Hospitality, Inc.

By:

       Christopher Swartz, Chief Executive Officer

North Country Operating Corp.

By:

        Christopher Swartz, Chief Executive Officer

Seaway Valley Capital Corporation

By:

        Thomas W. Scozzafava, Chief Executive Officer

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APPENDIX B

CERTIFICATE OF DESIGNATION

SERIES D CONVERTIBLE PREFERRED STOCK

($.0001 Par Value)

of

SEAWAY VALLEY CAPITAL CORPORATION

Pursuant to Section 151 of the General Corporation Law

________________________________________

Seaway Valley Capital Corporation, a corporation organized and existing under the law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law, DOES HEREBY CERTIFY as follows:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended (“Certificate of Incorporation”), the Board of Directors of the Corporation by resolution adopted by written consent in lieu of meeting dated April 1, 2008, adopted the following resolution creating a series of 1,250,000 shares of Preferred Stock, $.0001 par value per share, designated as Series D Convertible Preferred Stock:

Section 1.  Designation and Amount. The shares of such series shall be designated as "Series D Convertible Preferred Stock" and the number of shares constituting such series shall be 1,250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series D Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Convertible Preferred Stock.

Section 2.  Dividends and Distributions.

(A) Ordinary Dividends.  In the event the Corporation declares a dividend payable to holders of any class of stock, the holder of each share of Series D Convertible Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Corporation's Common Stock into which that holder's Series D Convertible Preferred Stock could be converted on the record date for the dividend.

(B) Liquidation.  Upon the liquidation, dissolution and winding up of the Corporation, the holders of the Series D Convertible Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders, after satisfaction of any preferential distribution due to the holders of the Series A,

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Series B or Series C preferred stock, but before any amount shall be paid to the holders of common stock, the sum of Five Dollars ($5.00) per share (the “Liquidation Preference Per Share”), after which the holders of Series D Convertible Preferred Stock shall have no share in the distribution.

Section 3.  Voting Rights. The holders of shares of Series D Convertible Preferred Stock shall have the following voting rights:  Each share of Series D Convertible Preferred Stock shall entitle the holder thereof to cast on all matters submitted to a vote of the stockholders of the Corporation that number of votes which equals the number of shares of Common Stock into which such holder's shares of Series D Convertible Preferred Stock are convertible on the record date for the stockholder action, as determined under Section 7 hereof.

Section 4.  Reacquired Shares. Any shares of Series D Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 5.  Voting on Amendment. The Certificate of Incorporation of the Corporation shall not be further amended, nor shall any resolution of the directors be adopted that in any manner would materially alter or change the powers, preferences or special rights of the Series D Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of Series D Convertible Preferred Stock, voting together as a single class.

Section 6. No Impairment. The Corporation will not, by amendment of its Certificate of   Incorporation or adoption of a directors’ resolution or by any other means or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be  necessary  or  appropriate  in  order  to protect  the Conversion Rights of the holder of the Series D Convertible Preferred Stock  against impairment.

Section 7. Conversion. Subject to and in compliance with the provisions of this Section 7, any shares of Series D Convertible Preferred Stock may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock (a “Conversion”).  The number of shares of Common Stock to which a holder of Series D Convertible Preferred Stock shall be entitled upon a Conversion shall equal the quotient obtained by dividing (a) the aggregate Liquidation Preference Per Share of the shares of Series D Convertible Preferred Stock being converted by (b) the Conversion Rate.  The Conversion Rate shall equal eighty-five percent (85%) of the average of the Closing Prices on five (5) Trading Days immediately

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preceding the Conversion Date.  For this purpose, “Closing Price” shall mean the last sale price reported on the OTC Bulletin Board (or the closing high bid price, if the Common Stock ceases to be quoted on the OTC Bulletin Board).  For this purpose, “Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.  By way of example:  if on October 16, 2008 the Holder gives to the Corporation a Conversion Notice with respect to 200 shares of Series D Convertible Preferred Stock, and the last sale prices on October 8,9,10,14 and 15 are $.20, $.22, $.18, $.26 and $.24 respectively, then the Conversion Rate will be $.187, and the number of shares of common stock issuable to the Holder will be 1000 (i.e. 200 x 5) divided by 0.187, or 5,375.

7.1

Conversion Notice. The Holder of a share of Series D Convertible Preferred Stock may exercise his conversion right by giving a written conversion notice (the “Conversion Notice”) (x) by facsimile to the Corporation confirmed by a telephone call or (y) by overnight delivery service, with a copy by facsimile to the Corporation’s legal counsel, as designated by the Corporation from time to time.  If such conversion will result in the conversion of all of such Holder’s Series D Convertible Preferred Stock, the Holder shall also surrender the certificate for the Series D Convertible Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the Holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

7.2

Issuance of Certificates; Time Conversion Effected.    Promptly, but in no event more than five (5) Trading Days, after the receipt of the Conversion Notice referred to in Subsection 7.1 and surrender of the Series D Convertible Preferred Stock certificate (if required), the Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series D Convertible Preferred Stock has been converted.  In the alternative, if the Corporation’s Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with The Depository Trust Corporation.  Such conversion shall be deemed to have been effected, and the “Conversion Date” shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified in such Conversion Notice, which must be during the calendar day of such notice.  The rights of the Holder of the Series D Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date.  Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered Holder shall be subject to compliance with all applicable federal and state securities laws.

7.3

Fractional Shares.  The Corporation shall not, nor shall it cause the Transfer Agent to, issue any fraction of a share of Common Stock upon any conversion.  All

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shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series D Convertible Preferred Stock by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock.  If, after such aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round, or cause the Transfer Agent to round, such fraction of a share of Common Stock up to the nearest whole share.

7.4.

Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change."  Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) to insure that the Holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of this Series D Convertible Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had this Series D Convertible Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions).  In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to the Holder’s rights and interests to insure that the provisions of this Section 7.4 will thereafter be applicable to the Series D Convertible Preferred Stock.  The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series D Convertible Preferred Stock then outstanding), the obligation to deliver to each holder of Series D Convertible Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

Section 8. Notices of Record Date.  Upon (i) any taking by the Corporation of a record of the holders of any  class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other  distribution, or (ii) any sale of the Corporation, capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of  the Corporation, or  any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series D Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such  dividend or distribution and a description of such dividend or distribution,  (B) the date on which any such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the

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holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other  securities) for securities or other property deliverable upon such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up.

Section 9.  Notices.  Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day,  (iii) three (3) days after having been sent by regular mail, postage prepaid,  or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery,  with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 1st day of April, 2008.

SEAWAY VALLEY CAPITAL CORPORATION

________________________________

Thomas W. Scozzafava

Chief Executive Officer

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Exhibit A

NOTICE OF CONVERSION

Reference is made to the Certificate of Designation of SERIES D CONVERTIBLE PREFERRED STOCK dated March  _____ , 2008 (the "Certificate of Designation"), of SEAWAY VALLEY CAPITAL CORPORATION, a Delaware corporation (the "Corporation").  In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Shares") indicated below into shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

Date of Conversion:________________________________

Number of Preferred Shares to be converted:_________________________________

Please confirm the following information:

Number of shares of Common Stock to be issued:_____________________________

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:__________________________________

Address:__________________________________

__________________________________

Facsimile Number:__________________________________

Authorization:__________________________________

By: ___________________________

Title: ___________________________

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